UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2018

EASTSIDE DISTILLING, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(Address of principal executive offices)

(971) 888-4264

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On September 7, 2018, Eastside Distilling, Inc. (Nasdaq: EAST, EASTW) (“Eastside”) announced that the warrant exercise period for its warrants to purchase shares of common stock, which were sold in its public offering of units in August 2017 and the warrants sold in the note offering between March and June 2018 (collectively, the “Warrants”), which was to expire at 5:00 pm Pacific time on September 10, 2018, has been extended by four business days to 5:00 pm Pacific time on September 14, 2018 (the “Redemption Time”). This announcement follows Eastside’s prior notice to warrant holders of its call for redemption of the Warrants and is done to allow additional time for warrant holders and their brokers to complete the paperwork needed to exercise the Warrants. To date, Eastside has received notices of exercise for more than 90% of the Warrants.

As previously announced, registered holders of the Warrants will have until the Redemption Time to exercise each Warrant for one share of common stock at a price of $5.40 per share. This extension of the warrant exercise period also extends the previously announced date for cessation of trading of the Warrants on the NASDAQ Capital Market. The Warrants will cease to be traded on the NASDAQ Capital Market at the close of the market on September 14, 2018 and will be delisted from NASDAQ on September 17, 2018. Eastside’s common stock will remain trading on the NASDAQ Capital Market under the trading symbol “EAST.”

In addition, Eastside will allow a three day “protect” period after September 14 to allow for settlement of exercised Warrants after the Redemption Time. Accordingly, any Warrants for which notice of guaranteed delivery is received prior to 5:00 pm Pacific time on September 14, 2018 shall be deemed exercised so long as the procedure for book-entry transfer via DWAC (or physical delivery of warrant certificates) is completed for the protected Warrants, and the funds required for exercise are received by Eastside’s Warrant Agent, Pacific Stock Transfer Corporation, by 5:00 pm Pacific time on September 19, 2018. Any Warrants not exercised by the registered holders will automatically expire on September 19, 2018, and Eastside will thereafter remit to the registered holders of expired Warrants the sum of $0.15 per Warrant. After expiration, registered holders of expired Warrants will have no rights or privileges other than to receive $0.15 per Warrant. The common stock underlying the Warrants is registered pursuant to registration statements filed with and declared effective by the Securities and Exchange Commission.

A copy of the press release issued by Eastside with respect to the foregoing is filed herewith as Exhibits 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated September 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2018

EASTSIDE DISTILLING, INC.

/s/ Grover T. Wickersham
Grover T. Wickersham
Chief Executive Officer and Chairman of the Board